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                                                                     Exhibit 8.2


                           SHARE PURCHASE AGREEMENT


THIS AGREEMENT dated for reference 29 October 1998

BETWEEN:

          MUSHROOM INNOVATIONS INC., a British Columbia company with a registered office at 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1 (the "Vendor")

AND:

          CYPOST CORPORATION, a Delaware corporation with an address at ., 101 260 West Esplanade, North Vancouver, British Columbia, Canada. (the "Purchaser")


WITNESSES THAT WHEREAS:

A. The Vendor is the registered and beneficial owner of all of the issued and outstanding shares (the "Shares") in the capital of Communication Exchange Management Inc. (the "Company"), a British Columbia company incorporated under No. 524357, as described in Schedule "A"; and

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree each with the others as follows:

1.        WARRANTIES AND REPRESENTATIONS

1.1 The Vendor warrants and represents to the Purchaser with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

     (a) the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

     (b) the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

     (c)  the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser; and
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     (d)  no person, firm, corporation or entity of any kind has or will have on or after the Closing Date (as hereinafter defined) any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

          (i) to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

          (iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

          (iv) to purchase or otherwise acquire any shares in the capital of the Company.

1.2 The Purchaser warrants and represents to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, that the Purchaser:

     (a) is a company duly incorporated in Delaware and is in good standing with respect to the filing of annual reports; and

     (b) has the corporate capacity to enter into this Agreement and has taken the necessary steps to authorize the execution thereof.

2.        PURCHASE AND SALE

2.1 The purchaser agrees to purchase from the Vendor and the Vendor agrees to sell to the Purchaser the Shares on the Closing Date.

3.        PURCHASE PRICE

3.1 On the date of this agreement the market value of the Cypost shares was $.07 per share (the "Purchase Price").

3.2 The Purchaser will pay the Vendor or its assigns the Purchase Price by delivering, on the Closing Date:

     (a)  certificates in the aggregate amount of 4,180,000 Cypost shares

The Vendor hereby acknowledges and agrees that payment of the Purchase Price as stipulated in Clause 3.2 will constitute full satisfaction of the Purchaser's obligation to pay the Purchase Price to the Vendor.

3.4       The Vendor hereby acknowledges the following:

the Cypost shares have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as ammended (the "Act");

the Cypost Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act;
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the Cypost shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;

the certificates for the Cypost Shares bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and

stop transfer instructions will be placed with the transfer agent for the Cypost Shares;

          The Vendor is aquiring the Cypost Shares solely for the account of the Vendor, for investment purposes only, and not with a view towards the resale or distribution thereof;

The Vendor will not sell or otherwise transfer any of the Cypost Shares, or any interest therein, unless and until;

    (a) said Cypost Shares shall have first been registered under the Act and all applicable state securities laws; or

    (b) the Vendor shall have first delivered to the Purchaser a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Purchaser), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;


CONDITIONS


4.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase referred to in clause 2.1 hereof is subject to the condition that, on the Closing Date, the Vendor will have delivered to the Purchaser, the following documents:

     (a) a Directors Resolution of the Company authorizing the transfer of the Shares to the Purchaser;

     (b) share certificates representing the Shares, duly endorsed by the Vendor for transfer to the Purchaser;

     (c) new share certificates representing the Shares, issued in the name of the Purchaser;

     (d) all of the consents and approvals in writing necessary to the transfer contemplated herein; and

     (e) all other documents and instruments as the Purchaser may reasonably require.

4.2 This is a valid and binding Agreement whether or not the foregoing conditions are satisfied; however, the obligation of the Purchaser to complete the purchase and sale is subject to waiver or satisfaction of these conditions precedent. The condition set forth in clause 4.1 of this Agreement is for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase referred to in clause 2.1 hereof by the Purchaser will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor as set forth in clause 1.1 of this Agreement, and the said warranties and representations will survive the Closing Date and the payment of the Purchase Price.
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4.3       Notwithstanding anything to the contrary contained herein, the Vendor acknowledges receipt of and will retain, as outright and non-refundable consideration, the sum of $10.00 and in consideration therefor the Vendor covenants and agrees not to withdraw its acceptance of the offer constituted by this Agreement, prior to the time for removal of any subject conditions contained herein.


5.        CLOSING DATE

5.1 The Closing Date is __________________, 1998, or such other date as the parties hereto may agree in writing.

6.        NOTICE

6.1 Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties and any such notice will be deemed to have been given and received by the party to whom it was addressed, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery.

7.        GENERAL PROVISIONS

7.1       Time is of the essence of this Agreement.


7.2 This Agreement and the rights, duties, and obligations of any party hereunder will not be assigned by any party hereto without the prior written consent of the other party.

7.3 The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

7.4 This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

7.5 This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

7.6 This Agreement will be governed by and construed in accordance with the law of British Columbia, and the parties hereby attorn to the non-exclusive jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement this _____ day of _______________ , 1998.


MUSHROOM INNOVATIONS INC.

Per:  _________________________________
      Authorized Signatory

CYPOST CORPORATION
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Per:  _________________________________
      Authorized Signatory
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     SCHEDULE "A"



Class of Shares  No. of Shares  Certificate No.


Class "A" Common           100  2-A